Exhibit 4.50
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and Bylaws are incorporated by reference as exhibits 3.1 and 3.6, respectively, to our Annual Report on Form 10-K. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.
Certain provisions of the Delaware General Corporation Law (the “DGCL”), the Restated Certificate of Incorporation and Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.
Authorized Capital Stock
Under our Restated Certificate of Incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share of which 25,000,000 is designated Series A, 25,000,000 is designated as Series A-1 and 50,000,000 is undesignated. At December 31, 2024, there were issued and outstanding:
    97,286,312 shares of our common stock (not counting shares held in treasury);
    restricted stock units covering an aggregate of 1,431,861 shares of our common stock;
    restricted stock awards covering 0 shares of our common stock; and
    zero shares of our preferred stock.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our Restated Certificate of

Incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.
Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.
The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Restated Certificate of Incorporation.
Restrictions on Ownership and Transfer
To facilitate compliance with the ownership limitations applicable to a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), our Restated Certificate of Incorporation contains restrictions on the ownership and transfer of our capital stock.
These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.
For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as (private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Restated Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of capital stock.
The relevant sections of our Restated Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Restated Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”
The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.
In addition to the ownership limits, our Restated Certificate of Incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.
Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Restated Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.
Our Restated Certificate of Incorporation further prohibits:
    any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and
    any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.
The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.
Pursuant to our Restated Certificate of Incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the Restated Certificate of Incorporation upon demand. Our Restated Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our Restated Certificate of Incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.
Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Restated Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.
Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
    to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and
    to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.
However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.
In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our Restated Certificate of Incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Bylaws and Delaware law
Provisions of our Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our Restated Certificate of Incorporation and Bylaws:
    permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
    provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;
    provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

    eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;
    provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;
    do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;
    provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);
    provide that our Bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;
    permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and
    provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 25% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.
Delaware Takeover Statute. We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the Nasdaq Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our Restated Certificate of Incorporation or Bylaws.
Forum Selection
Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine. There is uncertainty as to whether a court would enforce this provision with respect to claims brought to enforce any duty or liability under the Securities Act and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF 0.250% SENIOR NOTES DUE 2027 AND 1.000% SENIOR NOTES DUE 2033
The following description of the 0.250% Senior Notes due 2027 (the “2027 Euro Notes”) and 1.000% Senior Notes due 2033 (the “2033 Euro Notes” and, together with the 2027 Euro Notes, the “Notes”) is a summary and does not purport to be complete. The Notes are subject to and qualified in their entirety by reference to the indenture, dated as of December 12, 2017 (the “2017 Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (“U.S. Bank”), as Trustee, as supplemented in the case of the 2027 Euro Notes, by the Fourteenth Supplemental Indenture, dated as of March 10, 2021, by and between the Company, U.S. Bank, as Trustee, and US Bank Europe DAC, UK Branch, (formerly Elavon Financial Services DAC, UK Branch), as Paying Agent, and the 2033 Euro Notes, by the Fifteenth Supplemental Indenture (together with the 2017 Base Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture, the “Indentures”), dated as of March 10, 2021, by and between the Company, U.S. Bank, as Trustee, and US Bank Europe DAC, UK Branch (formerly Elavon Financial Services DAC, UK Branch), as Paying Agent, which are incorporated by reference as exhibits to the Form 10-K of which this Exhibit 4.50 is a part. As of December 31, 2024, €500,000,000 aggregate principal amount of the 2027 Euro Notes was outstanding and €600,000,000 aggregate principal amount of 2033 Euro Notes was outstanding.
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Indentures In this description, the references to “Equinix,” “we,” “us” or “our” refer only to Equinix, Inc. (and not to any of its affiliates, including Subsidiaries, as defined below).
The 2027 Euro Notes were initially issued in an aggregate principal amount of €500,000,000. The 2033 Euro Notes were initially issued in an aggregate principal amount of €600,000,000. The Notes are senior unsecured obligations and rank equally with our other unsecured and unsubordinated debt from time to time outstanding. The Notes were issued in minimum denominations of €100,000 and multiples of €1,000 thereafter.
The Notes are each traded on the Nasdaq Bond Exchange. We may, without the consent of the holders of the Notes, issue additional Notes having the same ranking, interest rate, maturity and other terms as the Notes previously issued. Any additional Notes having such similar terms, together with the Notes previously issued, will constitute a single series of Notes under the Indentures. Further, any additional Notes shall be issued under a separate CUSIP or ISIN number unless the additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
The 2027 Euro Notes will mature on March 15, 2027. Accrued and unpaid interest on the 2027 Euro Notes is payable in euro annually in arrears on March 15 of each year, which we refer to as the “interest payment date,” beginning on March 15, 2022 to the persons in whose names the 2027 Euro Notes are registered at the close of business on the preceding March 1, which we refer to as the “record date.” Interest on the 2027 Euro Notes has accrued from March 10, 2021.
The 2033 Euro Notes will mature on March 15, 2033. Accrued and unpaid interest on the 2033 Euro Notes is payable in euro annually in arrears on March 15 of each year, which we refer to as the “interest payment date,” beginning on March 15, 2022 to the persons in whose names the 2033 Euro Notes are registered at the close of business on the preceding March 1, which we refer to as the “record date.” Interest on the 2033 Euro Notes has accrued from March 10, 2021.
Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or March 10, 2021, if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any payment required to be made on any day that is not a Business Day will be made on the next Business Day as if made on the date that the payment was due and no interest will accrue on that payment for the period from the original payment date to the date of that payment on the next Business Day.
We will pay principal, interest, premium, if any, and additional amounts, if any, on the Notes in euro and at the office or agency maintained for that purpose, which initially will be the office of the Paying Agent located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom. We will register the transfer of the Notes and exchange the Notes at our office or agency maintained for that purpose, which initially will be the Corporate Trust Office of the Trustee. We have initially appointed Elavon Financial Services DAC, UK Branch to act as Paying Agent and Elavon Financial Services DAC to act as Registrar in connection with the Notes. We may change the Paying Agent and registrar without prior notice to the Holders of the Notes, and we or any of our subsidiaries may act as Paying Agent and registrar. We may elect that payment of interest on Notes be made by wire transfer or by check mailed to the address of the appropriate person as it appears on the security register. So long as the registered owner of the Notes is a common depositary of Euroclear and Clearstream or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. No service charge will be made for any transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange (but not for a redemption).
The Notes are our senior unsecured obligations and rank equally in right of payment with all our existing and future senior unsecured debt. The Notes are effectively junior to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness. Our subsidiaries are not guarantors of the Notes. Accordingly, the Notes are effectively subordinated to all of our existing and future indebtedness and other obligations (including trade payables) of our subsidiaries.
The Notes are not subject to a sinking fund.
Transfer and Exchange
A Holder may transfer or exchange Notes in accordance with the Indentures. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a Holder to pay any taxes and fees required by law or permitted by the Indentures. We are not required to transfer or exchange any Note selected for redemption or tendered for repurchase, except for the unredeemed portion of any Note being redeemed in part that is equal to €100,000 or a multiple of €1,000 in excess thereof. Also, we are not required to issue, register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.
Optional Redemption
We may redeem at our election, at any time or from time to time, some or all of the Notes of any series before they mature. The redemption price will equal the sum of (1) an amount equal to one hundred percent (100%) of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (2) a make-whole premium. Notwithstanding the foregoing, if the 2027 Euro Notes are redeemed on or after January 15, 2027 (two (2) months prior to the maturity date of the 2027 Euro Notes) or the 2033 Euro Notes are redeemed on or after December 15, 2032 (three (3) months prior to the maturity date of the 2033 Euro Notes) (each such date with respect to the applicable series of Notes, the “First Par Call Date”), in each case, the redemption price will not include a make-whole premium for the applicable Notes.
We will calculate the make-whole premium with respect to any Notes redeemed before the applicable First Par Call Date, as the excess, if any, of:

(1)    the aggregate present value as of the date of such redemption of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro if such redemption had been made on the applicable First Par Call Date, in each case determined by discounting to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points in the case of the 2027 Euro Notes and 25 basis points in the case of the 2033 Euro Notes; over
(2)    the principal amount of such note.
Neither the Trustee nor any paying agent shall have any obligation to calculate or verify the calculation of the make-whole premium.
Selection and Notice of Redemption
In the event that we choose to redeem less than all of an applicable series of the Notes, selection of the Notes for redemption will be made by the Trustee:
(1)    by a method that complies with the requirements, as certified to the Trustee by us, of the principal securities exchange, if any, on which such Notes are listed at such time, and in compliance with the requirements of the relevant clearing system; provided that if such Notes are represented by one or more global notes, beneficial interests in such Notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; or
(2)    if such Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and such Notes are not held through a clearing system or the clearing system prescribes no method of selection, by lot.
No Notes of a principal amount of €100,000 or less shall be redeemed in part. We will also comply with any other requirements of the securities exchange, if any, on which the Notes are listed at such time. Notice of redemption will be mailed by first-class mail at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (or, in the case of Notes represented by global notes, notice will be given in accordance with the applicable procedures of Euroclear or Clearstream) and the Trustee, provided that, if the redemption notice is issued in connection with a defeasance of the Notes or satisfaction and discharge of the applicable Indenture governing the Notes, the notice of redemption may be delivered more than 60 calendar days before the date of redemption. If any Note is to be redeemed in part only, then the notice of redemption that relates to such Note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made). On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price. Any redemption or notice of redemption, other than a notice of redemption delivered pursuant to “Redemption Upon a Tax Event” (which must be irrevocable), may, at our discretion, be subject to one or more conditions precedent.
Repurchase of Notes Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we or a third party have previously or concurrently delivered a redemption notice with respect to all outstanding Notes as described under the subheadings “Redemption Upon a Tax Event” or “Optional Redemption,” we will be required to make an offer to purchase each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, we must send, or cause the Trustee to send, by first class mail (or, in the case of Notes represented by Global Notes, in accordance with the applicable procedures of Euroclear or Clearstream), a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 15 days nor later than 60 days after the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed and specifying the portion (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes that it agrees to sell to us pursuant to the Change of Control Offer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations. However, there can be no assurance that we would be able to obtain such financing. In addition, there can be no assurance that we would be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may in the future prohibit the Change of Control Offer. The failure to consummate a Change of Control Offer would constitute an Event of Default under the Indentures.
One of the events that constitutes a Change of Control under the Indentures is the disposition of “all or substantially all” of our assets. This term has not been interpreted under New York law, which is the governing law of the Indentures, to represent a specific quantitative test. As a consequence, if Holders of the Notes assert that we are required to make a Change of Control Offer and we elect to contest such assertion, there is uncertainty as to how a court interpreting New York law would interpret the term. Neither our Board of Directors nor the Trustee may waive the covenant of us to make a Change of Control Offer following a Change of Control Triggering Event. Restrictions in the Indentures described herein on the ability of us and our Subsidiaries to incur additional secured Indebtedness and to grant Liens on our property and the Restricted Subsidiaries may also make more difficult or discourage a takeover of us, whether favored or opposed by our management or stockholders. There can be no assurance that we or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of us or any of our Subsidiaries by their respective management. However, the Indentures may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, amalgamation, restructuring, merger or similar transaction.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. We (or a third party) may make a Change of Control Offer in advance of, and conditioned upon, any Change of Control Triggering Event.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the “Change of Control” provisions of the Indentures, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Change of Control” provisions by virtue of such conflict.

Issuance in Euro
Initial holders will be required to pay for the Notes in euro, and all payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture governing the Notes. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the forgoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.
Payment of Additional Amounts
All payments made by us under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any Tax, unless the withholding or deduction of such Tax is then required by law. If any deduction or withholding by any applicable withholding agent for or on account of any Taxes imposed or levied by or on behalf of the United States or a taxing authority of or in the United States (a “Tax Jurisdiction”) will at any time be required to be made in respect of any payments we make under or with respect to the Notes, including payments of principal, redemption price, purchase price, interest or premium, then we will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the Notes that is not a U.S. Person (as defined below) after such withholding, deduction or imposition (including any such withholding, deduction or imposition in respect of any such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)    any Taxes, to the extent such Taxes would not have been imposed but for the holder of a Note (or the beneficial owner for whose benefit such holder holds such Note) or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
a.    having a current or former connection with the relevant Tax Jurisdiction (other than a connection arising solely from the ownership or disposition of such Note, the enforcement of rights under such Note), including being or having been a citizen or resident of such Tax Jurisdiction, being or having engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction; or
b.    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(2)    any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
(3)    any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;
(4)    any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder or beneficial owner would otherwise have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(5)    any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the Notes;
(6)    any U.S. federal withholding tax imposed as a result of the beneficial owner:
a.    being a controlled foreign corporation for U.S. federal income tax purposes related to us;
b.    being or having been a “10-percent shareholder” of us as defined in Section 871(h)(3) of the Code; or
c.    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(7)    any estate, inheritance, gift, sales, transfer, excise, wealth, capital gains, personal property or similar Taxes;
(8)    any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of Notes to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;
(9)    any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the date of the applicable Indenture (or any amended or successor version that is substantively comparable), any regulations promulgated thereunder or any other official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the date of applicable Indenture (or any amended or successor version described above) or any intergovernmental agreements (and any related law, regulation or official administrative guidance) implementing the foregoing; or
(10)    any combination of items (1) through (9) above.
Except as specifically provided for in this subheading “Additional Amounts,” we will not be required to make any payment for any Tax.
If we become aware that we will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, we will deliver to the Trustee and Paying Agent promptly prior to the date of that payment an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. The Trustee and Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary.
If we are the applicable withholding agent, we will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. We will use reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.
We will furnish to the Trustee upon reasonable written request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by us, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other reasonable evidence of payments by such entity.
Whenever in the Indentures or in this “Description of Debt Securities” there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of the Indentures, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any successor Person to us.
As used under this subheading “Additional Amounts” and under the subheading “Redemption Upon a Tax Event,” the term “United States” means the United States of America, any state thereof and the District of Columbia, and the term “U.S. Person” means any person that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Redemption Upon a Tax Event
We may redeem the Notes, in whole but not in part, at our option, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes and the Trustee (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, to, but excluding, the date of redemption (the “Tax Event Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date occurring on or prior to the redemption date and Additional Amounts (if any) in respect thereof), if, on the next date on which any amount would be payable in respect of the Notes, we are or, based upon a Tax Opinion would be required to pay Additional Amounts in respect of the Notes and cannot avoid such payment obligation by taking reasonable measures available to us, and such requirement arises as a result of:
(1)    any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the Issue Date; or
(2)    any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which amendment or change is announced and becomes effective after the Issue Date.
We will not give any such notice of redemption earlier than 60 days prior to the earliest date on which we would be obligated to pay Additional Amounts if a payment in respect of the Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Before we publish or deliver a notice of redemption in respect of a Tax Event Redemption Date as described above, we will deliver to the Trustee an Officers’ Certificate to the effect that we cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and, if required, the Tax Opinion. Any notice of redemption shall otherwise be given pursuant to the procedures pursuant to the procedures described under the subheading “Optional Redemption.” The Trustee shall accept, and will be entitled to conclusively rely on, such Tax Opinion and such Officers’ Certificate as sufficient evidence of the existence and satisfaction of the conditions precedent described in clause (1) or (2) above, as applicable, and upon delivery of such Tax Opinion and Officers’ Certificate to the Trustee we will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the Holders of the Notes.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise (including pursuant to cash-settled swaps or derivatives), subject to compliance with applicable securities laws.
Holding Company Structure
We are a holding company for our Subsidiaries. Substantially all of our operations are conducted through our Subsidiaries and we derive substantially all its revenues from our Subsidiaries, and substantially all of its operating assets are owned by our Subsidiaries. Accordingly, we are dependent upon the distribution of the earnings of our Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Restricted Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from us and our Subsidiaries to satisfy the claims of the Holders of Notes.
Certain Covenants
The Indentures contain, among others, the following covenants:
Limitation on Liens
We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any of our property or assets or any of our Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
(1)    in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
(2)    in all other cases, the Notes are equally and ratably secured, except for:
a.    Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
b.    Liens securing our and our Restricted Subsidiaries’ Obligations under any hedge facility permitted under the Indentures to be entered into by us and our Restricted Subsidiaries;
c.    Liens securing the Notes;

d.    Liens in favor of us or a Wholly Owned Restricted Subsidiary of ours on assets of any of our Restricted Subsidiary of ours; and
e.    Permitted Liens.
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, whether payable in cash or in kind, accretion or amortization of original issue discount, imputed interest, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Limitation on Sale and Leaseback Transactions
We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:
(1)    the Sale and Leaseback Transaction is solely with us or a Restricted Subsidiary;
(2)    the lease is for a period not in excess of 36 months (or which may be terminated by us or any of our Subsidiaries within a period of not more than 36 months);
(3)    we would be able to incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to the second enumerated item under the “Limitation on Liens” subheading described above (other than in reliance on clause (20) of the definition therein of “Permitted Liens”); or
(4)    we or such Restricted Subsidiary within 365 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, apply an amount equal to the net proceeds of the sale of such property to (i) the redemption of Notes, other Indebtedness of ours ranking on a parity with the Notes in right of payment or Indebtedness of ours or a Restricted Subsidiary or (ii) the purchase of other property; provided that, in lieu of applying such amount to the retirement of Pari Passu Indebtedness, we may deliver Notes to the Trustee for cancellation; such Notes to be credited at the cost thereof to us.
Consolidation, Merger and Sale of Assets
We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless:
(1)    either:
a.    we shall be the surviving or continuing corporation; or
b.    the Person (if other than us) formed by such consolidation or into which we are merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets and of our Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

i.    shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation; and
ii.    shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on all of the Notes and the performance of every covenant of the Notes and the Indentures on our part to be performed or observed;
(2)    immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)b.ii. above, no Default or Event of Default shall have occurred or be continuing; and
(3)    we or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such transaction have been satisfied.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries in a single or a series of related transactions, which properties and assets, if held by us instead of such Restricted Subsidiaries, would constitute all or substantially all of our properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets.
Notwithstanding clauses (1) and (2) above, but subject to the proviso in clause (1)b.i. above, we may merge with (x) any of our Wholly Owned Restricted Subsidiaries or (y) an Affiliate that is a Person with no material assets or liabilities and which was organized solely for the purpose of reorganizing us in another jurisdiction.
For the avoidance of doubt, nothing in this section shall prevent us or a Restricted Subsidiary from consummating a Company Conversion.
The Indentures provide that upon any consolidation, combination or merger or any transfer of all or substantially all of our assets in accordance with the foregoing in which we are not the continuing corporation, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the Indentures and the Notes with the same effect as if such Surviving Entity had been named as such and all financial information and reports required by the Indentures shall be provided by and for such Surviving Entity.
Reports to Holders
Whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we must provide the Trustee and, upon request, to any Holder of the Notes within 15 business days after filing, or in the event no such filing is required, within 15 business days after the end of the time periods specified in those sections with:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by our certified independent accountants, and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports;
provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on our website within the applicable time period.
In addition, whether or not required by the SEC, we will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, we will make the information and reports available to securities analysts and prospective investors upon request. If we had any Unrestricted Subsidiaries during the relevant period, we will also provide to the Trustee and, upon request, to any Holder of the Notes, information sufficient to ascertain the financial condition and results of operations of us and our Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.
Notwithstanding anything to the contrary herein, we will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under the heading “Events of Default” until 90 days after the date any report hereunder is due to be delivered to the Trustee.
Compliance Certificate
For as long as any debt securities of a series are outstanding, we must deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of our and our subsidiaries’ activities during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under the 2017 Base Indenture. The signing Officer must certify that the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in the 2017 Base Indenture and is not in default in the performance or observance of any of its terms, provisions and conditions (or, if a Default or Event of Default has occurred, describe all such Defaults or Events of Default of which he or she may have knowledge and what action we are taking or proposes to take with respect thereto).
Trustee
The Indentures provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indentures. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indentures, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
The Indentures and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of ours, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign. U.S. Bancorp Investments, Inc., one of the underwriters in the offering of the Notes, is an affiliate of the Trustee.
Book-Entry; Delivery and Form
The Notes will be issued in the form of one or more Global Notes, deposited with, or on behalf of, the Depositary, as common depositary for Euroclear and Clearstream, and registered in the name of the Depositary or its nominee for the accounts of Euroclear and Clearstream, duly executed by us and authenticated by the Trustee. We will not issue certificated securities to you for the Notes you purchase, except in the limited circumstances described below.
Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in Notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.
Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase Notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the Notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those Notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the Notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the Notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the Notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the Notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The Paying Agent will wire payments on the Notes to the Depositary as the holder of the global securities. The Trustee, the Paying Agent and we will treat the Depositary or any successor nominee to the Depositary as the owner of the global securities for all purposes. Accordingly, the Trustee, the Paying Agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the Notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the Notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the Notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the Notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Depositary.
Same Day Settlement and Payment
The underwriters will make settlement for the Notes in immediately available funds. We will make all payments of principal and interest in respect of the Notes in immediately available funds. It is intended that Notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the Notes may be held through, no trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company in the United States of America. We expect that secondary trading in certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.
Events of Default
In the Indentures, the term “Event of Default” with respect to debt securities of any series (including the Notes) means any of the following:

(1)    the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;
(2)    the failure to pay the principal on any Notes of the applicable series, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer) on the date specified for such payment in the applicable offer to purchase;
(3)    a default in the observance or performance of any other covenant or agreement contained in the applicable Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes of the applicable series (except in the case of a default with respect to the “Consolidation, merger and sale of assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
(4)    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of us or any of our Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by us or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $500.0 million or more at any time; or
(5)    certain events of bankruptcy affecting us or any of our Material Subsidiaries.
If an Event of Default (other than an Event of Default specified in clause (5) above with respect to us) shall occur and be continuing with respect to a series of Notes, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of such series may declare the principal of and accrued interest on all the Notes of such series to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
If an Event of Default specified in clause (5) above with respect to us occurs and is continuing with respect to a series of Notes, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Holders of a majority in principal amount of an applicable series of Notes may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes of such series.
The Indentures provide that, at any time after a declaration of acceleration with respect to an applicable series of Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of such Notes may rescind and cancel such declaration and its consequences:
(1)    if the rescission would not conflict with any judgment or decree;
(2)    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)    if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(5)    in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The Holders of a majority in principal amount of an applicable series of Notes may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes of such series.
Holders of a series of Notes may not enforce the applicable Indenture or the Notes except as provided in the applicable Indenture and under the Trust Indenture Act. Subject to the provisions of the Indentures relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee. Subject to all provisions of the applicable Indenture and applicable law, the Holders of a majority in aggregate principal amount of a then outstanding series of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Under the Indentures, we are required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, we and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Notes of an applicable series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes) may amend the applicable Indenture or the Notes of such series and the holders of at least a majority in aggregate principal amount of the Notes of an applicable series outstanding may waive any past default or compliance with any provisions of the applicable Indenture or the Notes of such series.
The Indentures and the Notes may be amended by us and the Trustee without the consent of any holder of the Notes to:
(1)    cure any ambiguity, defect or inconsistency;
(2)    provide for the assumption by a Surviving Entity of our obligations under the Indentures;
(3)    provide for uncertificated notes in addition to or in place of certificated notes;
(4)    secure the Notes, add to our covenants for the benefit of the holders of the Notes or surrender any right or power conferred upon us;
(5)    make any change that does not adversely affect the rights of any holder of the Notes;
(6)    comply with any requirement of the SEC in connection with the qualification of the Indentures under the Trust Indenture Act;
(7)    provide for the issuance of Additional Notes in accordance with the Indentures;
(8)    evidence and provide for the acceptance of appointment by a successor Trustee;

(9)    conform the text of the Indentures or the Notes to any provision of the section entitled “Description of Notes” in the applicable prospectus supplement to the extent that such provision in such section was intended to be a recitation of a provision of the Indentures or the Notes; or
(10)    make any amendment to the provisions of the Indentures relating to the transfer and legending of the Notes as permitted by the Indentures, including, without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with the Indentures as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer the Notes.
The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Without the consent of each holder of an outstanding Note of an applicable series, no amendment or waiver may:
(1)    reduce the amount of Notes of such series whose holders must consent to an amendment;
(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes of such series;
(3)    reduce the principal of or change or have the effect of changing the fixed maturity of any Notes of such series, or reduce the redemption price for any Notes of such series or change the date on which any Notes of such series may be subject to redemption at par, other than prior to our obligation to purchase Notes of such series under provisions relating to our obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event;
(4)    make any Notes of such series payable in money other than that stated in such Notes;
(5)    make any change in provisions of the applicable Indenture protecting the contractual right of each holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes of the applicable series and a waiver of the payment default that resulted from such acceleration), or permitting holders of a majority in principal amount of such Notes to waive Defaults or Events of Default;
(6)    after our obligation to purchase Notes arises thereunder, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;
(7)    modify or change any provision of the applicable Indenture or the related definitions affecting the ranking of the Notes of such series in a manner which adversely affects the holders; or
(8)    modify or change the amendment provisions of the Notes of such series or the applicable Indenture.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of ours, as such, shall have any liability for any of our obligations under the Notes or under the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liabilities. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under federal securities law, and it is the view of the SEC that such a waiver is against public policy.

Defeasance
We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding Notes of an applicable series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the applicable outstanding Notes, except for:
(1)    the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the applicable Notes when such payments are due;
(2)    our obligations with respect to the applicable Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;
(3)    the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and
(4)    the Legal Defeasance provisions of the applicable Indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in an indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) will no longer constitute an Event of Default with respect to the applicable Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)    we must irrevocably deposit with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), for the benefit of the Holders, cash in euro (or U.S. dollars as described under the subheading “Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(2)    in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:
a.    we have received from, or there has been published by, the Internal Revenue Service a ruling; or
b.    since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, beneficial owners of the applicable series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);
(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the applicable Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound;
(6)    we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours or others;
(7)    we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;
(8)    we shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of ours between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of ours, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
(9)    certain other customary conditions precedent are satisfied.
Notwithstanding the foregoing, the opinion of counsel required by clause 2 above with respect to a Legal Defeasance need not be delivered if all Notes of the applicable series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us.
Satisfaction and Discharge
An Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes of the applicable series, as expressly provided for in such Indenture) as to all outstanding Notes of such series when:
    either (a) all the applicable Notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all applicable Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), funds in an amount in cash in euro (or U.S. dollars as described under the subheading “Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the applicable Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
    we have paid all other sums payable under such Indenture by us with respect to the applicable Notes; and
    we have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.
Governing Law
The Indentures provide that they and the Notes are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms, as well as any other terms used in this description for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of ours or at the time it merges or consolidates with or into us or any of our Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of ours or such acquisition, merger or consolidation.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Asset Acquisition” means (1) an investment by us or any Restricted Subsidiary of ours in any other Person pursuant to which such Person shall become a Restricted Subsidiary of ours or any Restricted Subsidiary of ours, or shall be merged with or into us or any Restricted Subsidiary of ours, or (2) the acquisition by us or any Restricted Subsidiary of ours of the assets of any Person (other than a Restricted Subsidiary of ours) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
“Capital Stock” means:
(1)    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and
(2)    with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.
“Cash Equivalents” means:
(1)    debt securities denominated in euro, pounds sterling or U.S. dollars to be issued or directly and fully guaranteed or insured by the government of a Participating Member State, the U.K. or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;
(2)    commercial paper denominated in euro, pounds sterling or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;
(3)    certificates of deposit denominated in euro, pounds sterling or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;
(4)    any cash deposit denominated in euro, pounds sterling or U.S. dollars with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A-by S&P;
(5)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank or financial institution meeting the qualifications specified in clause (4) above; and
(6)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.
“Change of Control” means the occurrence of one or more of the following events:
(1)     any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indentures);

(2)    the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the provisions of the Indentures); or
(3)    any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock.
For the avoidance of doubt, the consummation of the Company Conversion shall not constitute a “Change of Control.”
“Change of Control Triggering Event” means, in each case, the occurrence of both (i) a Change of Control and (ii) a Rating Event.
“Clearstream” means Clearstream Banking, a société anonyme as currently in effect or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Company Conversion” means the actions taken by us and our Subsidiaries in connection with our qualification as a REIT, including without limitation, (y) separating from time to time all or a portion of our United States and international businesses into, as defined by the Code, taxable REIT subsidiaries (“TRS”) and/or qualified REIT subsidiaries (“QRS”) (it being understood that any such TRS and/or QRS shall remain Restricted Subsidiaries, as applicable, as prior to the Company Conversion) and (z) amending its charter to impose ownership limitations on our Capital Stock directly or indirectly by merging into a Wholly Owned Restricted Subsidiary of ours.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the applicable First Par Call Date of the Notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
“Consolidated Depreciation, Amortization and Accretion Expense” means with respect to any Person for any period, the total amount of depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and accretion expense, including the amortization of deferred financing fees or costs of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)    increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:
(1)     provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
(2)     Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
(3)     Consolidated Depreciation, Amortization and Accretion Expense of such Person for such period to the extent that the same were deducted (and not added back) in computing Consolidated Net Income; plus
(4)     any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering or the incurrence of Indebtedness permitted to be incurred in accordance with the applicable Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(5)     any other Non-cash Charges, including any provisions, provision increases, write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus
(6)     any costs or expenses incurred by us or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to our capital or net cash proceeds of an issuance of Equity Interest of us (other than Disqualified Capital Stock); plus
(7)     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus
(8)    any net loss from disposed or discontinued operations; plus
(9)     any net unrealized loss (after any offset) resulting in such period from obligations under any Currency Agreements and the application of FASB Accounting Standards Codification (“ASC”) 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by us), the realized loss on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus
(10)     any net unrealized loss (after any offset) resulting in such period from (A) currency translation or exchange losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates; plus

(11)     the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); plus
(12)     the amount of any costs and expenses associated with the Company Conversion, including, without limitation, planning and advisory costs related to the foregoing; and
(b)     decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(1)     non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;
(2)     any net gain from disposed or discontinued operations;
(3)     any net unrealized gain (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by us), the realized gain on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus
(4)     any net unrealized gains (after any offset) resulting in such period from (A) currency translation or exchange gains including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates.
For purposes of this definition, calculations shall be done after giving effect on a pro forma basis for the period of such calculation to:
(1)    the incurrence or repayment of any Indebtedness or the designation or elimination (including by de-designation) of any Designated Revolving Commitments of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to make such calculation (the “Transaction Date”) for which financial statements are available, or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment of Indebtedness or designation or elimination (including by de-designation) of Designated Revolving Commitments, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and in the case of Designated Revolving Commitments, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred throughout such period); and
(2)     any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)     the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:
(a)     any amortization of debt discount and the amortization or write-off of deferred financing costs, including commitment fees;
(b)    the net costs under Interest Swap Obligations;
(c)     all capitalized interest;
(d)     non-cash interest expense (other than non-cash interest on any convertible or exchangeable debt issued by us that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable Notes and the application of ASC 470-20 (or related accounting pronouncement(s)));
(e)     commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing;
(f)     dividends with respect to Disqualified Capital Stock;
(g)     dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person;
(h)     imputed interest with respect to Sale and Leaseback Transactions; and
(i)     the interest portion of any deferred payment obligation; plus
(2)    the interest component of Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less
(3)     interest income for such period.
“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):
(1)     any after tax effect of extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto) or expenses;
(2)    any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations;
(3)    any after tax effect of gains or losses (including all fees and expenses relating thereto) attributable to sale, transfer, license, lease or other disposition of assets or abandonments or the sale, transfer or other disposition of any Equity Interest of any Person other than in the normal course of business;

(4)    the net income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to us or to a Restricted Subsidiary of ours by such Person;
(5)    any after tax effect of income (loss) from the early extinguishment of (1) Indebtedness, (2) obligations under any Currency Agreement or (3) other derivative instruments;
(6)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(7)    any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights;
(8)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument;
(9)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
(10)    in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets;
(11)    the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and
(12)     acquisition-related costs resulting from the application of ASC 805.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or other disposition of assets permitted under the Indentures (in each case, whether or not non-recurring).
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us or any Restricted Subsidiary of ours against fluctuations in currency values.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to us or any of its Restricted Subsidiaries by any Person other than us or any of our Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an officers’ certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as we subsequently delivers an officers’ certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments.”
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in each case, on or prior to the final maturity date of the Notes.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of our Common Stock or Preferred Stock (excluding Disqualified Stock), other than:
(a)     public offerings with respect to our or any direct or indirect parent company’s Common Stock registered on Form S-4 or Form S-8 (or similar forms under non-U.S. law);
(b)     issuances to any Subsidiary of ours;
(c)     issuances pursuant to the exercise of options or warrants outstanding on the date hereof;
(d)     issuances upon conversion of securities convertible into Common Stock outstanding on the date hereof;
(e)     issuances in connection with an acquisition of property in a transaction entered into on an arm’s-length basis; and
(f)     issuances pursuant to employee stock plans.
“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.
“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.
“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by our Board of Directors or any duly appointed officer of ours or a Restricted Subsidiary, as applicable, acting reasonably and in good faith and, in respect of any asset or property with a fair market value in excess of $50.0 million, shall be determined by our Board of Directors and shall be evidenced by a Board Resolution of our Board of Directors delivered to the Trustee.
“Finance Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of July 11, 2011.
“Indebtedness” means with respect to any Person, without duplication:
(1)     all Obligations of such Person for borrowed money;
(2)     all Obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;
(3)     all Finance Lease Obligations and all Attributable Debt of such Person;
(4)     all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
(5)     all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (A) securing Obligations (other than Obligations described in (1)-(4) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (B) that are otherwise cash collateralized;
(6)     guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
(7)     all Obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
(8)     all Obligations under Currency Agreements and Interest Swap Obligations of such Person;
(9)     all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(10)     the aggregate amount of Designated Revolving Commitments in effect on such date.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Rating Agency selected by us as provided in the definition of “Rating Agency.”
“Issue Date” means March 10, 2021.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.
“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Non-cash Charges” means, with respect to any Person, (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Pari Passu Indebtedness” means any Indebtedness of ours that ranks pari passu in right of payment with the applicable series of Notes.
“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on December 31, 2003.
“Permitted Liens” means the following types of Liens:
(1)     Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which we or our Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(2)     statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)     Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)     judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(5)     easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of our business or any of our Restricted Subsidiaries;
(6)     any interest or title of a lessor under any Finance Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);
(7)     Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of ours or any Restricted Subsidiary of ours other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;
(8)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(9)     Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(10)     Liens securing Interest Swap Obligations;
(11)     Liens securing Indebtedness under Currency Agreements;
(12)     Liens securing Acquired Indebtedness; provided that:
(a)     such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours; and
(b)     such Liens do not extend to or cover any property or assets of ours or of any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of ours or a Restricted Subsidiary of ours and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary of ours;

(13)     Liens on assets of a Restricted Subsidiary of ours;
(14)     leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of us and our Restricted Subsidiaries;
(15)     banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
(16)     Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(17)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(18)     Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to us or any of our Restricted Subsidiaries for such amounts in the ordinary course of business;
(19)     [Reserved];
(20)     Liens securing Indebtedness in respect of Sale and Leaseback Transactions;
(21)     [Reserved];
(22)     Liens securing Indebtedness in respect of mortgage financings; and
(23)     Liens with respect to obligations (including Indebtedness) of us or any of our Restricted Subsidiaries otherwise permitted under the Indentures that do not exceed an amount equal to 3.5 times our Consolidated EBITDA for the Four Quarter Period to and including the most recent fiscal quarter for which our financial statements are internally available immediately preceding such date.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Purchase Money Indebtedness” means Indebtedness of ours and our Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the applicable series of Notes for reasons outside of our control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
“Rating Event” means the Notes of an applicable series are downgraded by at least one rating category from the applicable rating of such Notes on the first day of the Trigger Period by two of the Rating Agencies and/or cease to be rated by two of the Rating Agencies, in each case, on any date during the Trigger Period; provided that a Rating Event will not be deemed to have occurred unless the rating category of the applicable series of Notes is below an Investment Grade Rating by two of the Rating Agencies; provided, further, that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control if each applicable downgrading Rating Agency does not publicly announce or confirm or inform the Trustee in writing at the our request that the reduction was the result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering

Event). Notwithstanding the foregoing, no Rating Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated; provided that in the event that a Rating Agency does not provide a rating of an applicable series of Notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of such Notes below an Investment Grade Rating by such Rating Agency and a downgrade that results in such Notes no longer being rated at the rating category in effect on the first day of the Trigger Period by such Rating Agency, in each case, and shall not be subject to the second proviso in the immediately preceding sentence. The Trustee shall have no obligation to determine whether a Rating Event has occurred.
“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code.
“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to us or a Restricted Subsidiary of any property, whether owned by us or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.
“Secured Indebtedness” means any Indebtedness secured by a Lien on any of our assets or any of our Restricted Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute. “Subordinated Indebtedness” means Indebtedness of ours that is subordinated or junior in right of payment to the Notes.
“Subsidiary,” with respect to any Person, means:
(1)     any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or
(2)     any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
“Tax” or “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholdings), fees and any charges of a similar nature (including interest, fines, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Trigger Period” means the 60-day period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the applicable Notes are under publicly announced consideration for possible downgrade by any two of the three Rating Agencies); provided that the Trigger Period will terminate with respect to each Rating Agency when such Rating Agency takes action (including affirming its existing ratings) with respect to such Change of Control.
“Unrestricted Subsidiary” of any Person means:

(1)     any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)     any Subsidiary of an Unrestricted Subsidiary.
Our Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, we or any other Subsidiary of ours that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of our assets of or any of our Restricted Subsidiaries.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by us or another Wholly Owned Restricted Subsidiary.
DESCRIPTION OF 3.650% SENIOR NOTES DUE 2033, 3.250% SENIOR NOTES DUE 2031 AND 3.625% SENIOR NOTES DUE 2034
The following description of the 3.650% Senior Notes due 2033 (the “September 2033 Euro Notes”), the 3.250% Senior Notes due 2031 (the “2031 Euro Notes”) and the 3.625% Senior Notes due 2034 (the “2034 Euro Notes” and, together with the September 2033 Euro Notes and the 2031 Euro Notes, the “2024 Notes” or the “notes”) is a summary and does not purport to be complete. The 2024 Notes are subject to and qualified in their entirety by reference to the indenture, dated as of March 18, 2024 (the “2024 Base Indenture”), by and between Equinix Europe 2 Financing Corporation LLC (the “Finco”), as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as registrar and trustee (the “Trustee”) as supplemented in the case of the September 2033 Euro Notes, by the Second Supplemental Indenture, dated as of September 3, 2024, by and between the Finco, as issuer, Equinix, Inc., as guarantor, the Trustee, and US Bank Europe DAC, UK Branch, (formerly Elavon Financial Services DAC, UK Branch), as paying agent (the “Paying Agent”), in the case of the 2031 Euro Notes, by the Third Supplemental Indenture, dated as of November 22, 2024, by and between the Finco, as issuer, the Equinix, Inc., as guarantor, the Trustee, and the Paying Agent and in the case of the 2034 Euro Notes, by the Fourth Supplemental Indenture, dated as of November 22, 2024, by and between the Finco, as issuer, the Equinix, Inc., as guarantor, and the Trustee, and the Paying Agent, (together with the Second Supplemental Indenture, the Third Supplemental Indenture and the 2024 Base Indenture, the “2024 Indentures”) which are incorporated by reference as exhibits to the Form 10-K of which this Exhibit 4.50 is a part. As of December 31, 2024, €600,000,000 aggregate principal amount of September 2033 Euro Notes was outstanding, €650,000,000 aggregate principal amount of the 2031 Euro Notes was outstanding, and €500,000,000 aggregate principal amount of 2034 Euro Notes was outstanding.
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the 2024 Indentures. In this description, the references to “Equinix,” “we,” “us” or “our” refer to Equinix, Inc. and its consolidated subsidiaries, including Equinix Europe 2 Financing Corporation LLC, unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc. or Equinix Europe 2 Financing Corporation LLC. References in this description to the Guarantor mean Equinix, Inc.

The 2024 Notes are fully and unconditionally guaranteed by Equinix, Inc. (such guarantees, the “Guarantees”).
The 2024 Notes are each traded on the Nasdaq Bond Exchange. We may, without the consent of the holders of the 2024 Notes, issue additional 2024 Notes having the same ranking, interest rate, maturity and other terms as the 2024 Notes previously issued. Any additional 2024 Notes having such similar terms, together with the 2024 Notes previously issued, will constitute a single series of 2024 Notes under the 2024 Indentures. Further, any additional 2024 Notes shall be issued under a separate CUSIP or ISIN number unless the additional 2024 Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
The September 2033 Euro Notes will mature on September 3, 2033. Accrued and unpaid interest on the September 2033 Euro Notes is payable in euro annually in arrears on September 3 of each year, which we refer to as the “interest payment date,” beginning on September 3, 2025 to the persons in whose names the September 2033 Euro Notes are registered at the close of business on the preceding August 19, which we refer to as the “record date.” Interest on the September 2033 Notes has accrued from September 3, 2024.
The 2031 Euro Notes will mature on March 15, 2031. Accrued and unpaid interest on the 2031 Euro Notes is payable in euro annually in arrears on March 15 of each year, which we refer to as the “interest payment date,” beginning on March 15, 2024 to the persons in whose names the 2031 Euro Notes are registered at the close of business on the preceding February 28, which we refer to as the “record date.” Interest on the 2031 Euro Notes has accrued from November 22, 2024.
The 2034 Euro Notes will mature on November 22, 2034. Accrued and unpaid interest on the 2034 Euro Notes is payable in euro annually in arrears on November 22 of each year, which we refer to as the “interest payment date,” beginning on November 22, 2025 to the persons in whose names the 2034 Euro Notes are registered at the close of business on the preceding November 7, which we refer to as the “record date.” Interest on the 2034 Euro Notes has accrued from November 22, 2024.
Interest on the September 2033 Euro Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the September 2033 Notes (or September 3, 2024 if no interest has been paid on the September 2033 Euro Notes), to but excluding the next scheduled interest payment date.
Interest on the 2031 Euro Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2031 Euro Notes (or November 22, 2024 if no interest has been paid on the 2034 Euro Notes), to but excluding the next scheduled interest payment date.
Interest on the 2034 Euro Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2034 Euro Notes (or November 22, 2024, if no interest has been paid on the September 2034 euro Notes), to but excluding the next scheduled interest payment date.
The payment convention used for the 2024 Notes is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Any payment required to be made on any day that is not a Business Day will be made on the next Business Day as if made on the date that the payment was due and no interest will accrue on that payment for the period from the original payment date to the date of that payment on the next Business Day.
We will pay principal, interest, premium, if any, and additional amounts, if any, on the 2024 Notes in euro and at the office or agency maintained for that purpose, which initially will be the office of the Paying

Agent located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom. We will register the transfer of the 2024 Notes and exchange the 2024 Notes at our office or agency maintained for that purpose, which initially will be the Corporate Trust Office of the Trustee. We have initially appointed U.S. Bank Europe DAC, UK Branch (formerly Elavon Financial Services DAC, UK Branch) to act as Paying Agent and U.S. Bank Trust Company, National Association to act as Registrar in connection with the 2024 Notes. We may change the Paying Agent and registrar without prior notice to the Holders of the 2024 Notes, and we or any of our subsidiaries may act as Paying Agent and registrar. We may elect that payment of interest on 2024 Notes be made by wire transfer or by check mailed to the address of the appropriate person as it appears on the security register. So long as the registered owner of the 2024 Notes is a common depositary of Euroclear and Clearstream or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. No service charge will be made for any transfer or exchange of 2024 Notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange (but not for a redemption).
No service charge will be made for any registration of a transfer, exchange or redemption of the 2024 Notes, but the Finco and the Guarantor may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange (but not for a redemption).
The 2024 Notes are the Finco’s unsecured senior obligations and rank equal in right of payment to all of the Finco’s existing and future unsecured and unsubordinated indebtedness. In addition, the Guarantor’s obligations under the Guarantees rank equally with all of its other unsecured and unsubordinated indebtedness and are effectively subordinated to all of the existing and future secured indebtedness of the Guarantor and structurally subordinated to all of the indebtedness and liabilities of other subsidiaries of the Guarantor.
The 2024 Notes are not subject to a sinking fund.
Transfer and Exchange
A Holder may transfer or exchange Notes in accordance with the 2024 Indentures. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a Holder to pay any taxes and fees required by law or permitted by the 2024 Indentures. We are not required to transfer or exchange any Note selected for redemption or tendered for repurchase, except for the unredeemed portion of any Note being redeemed in part that is equal to €100,000 or a multiple of €1,000 in excess thereof. Also, we are not required to issue, register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.
Optional Redemption
The Finco may redeem at its election, at any time or from time to time, some or all of the notes of any series before they mature. The redemption price will equal the sum of (1) an amount equal to one hundred percent (100%) of the principal amount of the notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (2) a make-whole premium. Notwithstanding the foregoing, if the September 2033 Euro Notes are redeemed on or after June 3, 2033 (three (3) months prior to the maturity date of the September 2033 Euro Notes), the 2031 Euro Notes are redeemed on or after January 15, 2031 (two (2) months prior to the maturity date of the 2031 Euro Notes) or the 2034 Euro Notes are redeemed on or after August 22, 2034 (three (3) months prior to the maturity date of the 2034 Euro Notes) (each such date with respect to the applicable series of notes, the “First Par Call Date”), in each case, the redemption price will not include a make-whole premium for the applicable series of notes.

The Finco will calculate the make-whole premium with respect to any notes redeemed before the applicable First Par Call Date, as the excess, if any, of:
1.    the aggregate present value as of the date of such redemption of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro if such redemption had been made on the applicable First Par Call Date (assuming the notes matured on the applicable First Par Call Date), in each case determined by discounting to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 25 basis points in the case of the September 2033 Euro Notes, plus 20 basis points in the case of the 2031 Euro Notes and 20 basis points in the case of the 2034 Euro Notes; over
2.    the principal amount of such note.
Neither the Trustee nor any paying agent shall have any obligation to calculate or verify the calculation of the make-whole premium.
Selection and Notice of Redemption
In the event that the Finco chooses to redeem less than all of an applicable series of notes, selection of the notes for redemption will be made by the Trustee:
1.    by a method that complies with the requirements, as certified to the Trustee by the Finco and the Guarantor, of the principal securities exchange, if any, on which such notes are listed at such time, and in compliance with the requirements of the relevant clearing system; provided that if such notes are represented by one or more global notes, beneficial interests in such notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; or
2.    if such notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and such notes are not held through a clearing system or the clearing system prescribes no method of selection, by lot.
No notes of a principal amount of €100,000 or less shall be redeemed in part. The Finco and the Guarantor will also comply with any other requirements of the securities exchange, if any, on which the applicable series of notes are listed at such time. Notice of redemption will be mailed by first-class mail at least 10 but not more than 60 days before the redemption date to each Holder of the applicable series of notes to be redeemed at its registered address (or, in the case of notes represented by global notes, notice will be given in accordance with the applicable procedures of Euroclear or Clearstream) and the Trustee, provided that, if the redemption notice is issued in connection with a defeasance of an applicable series of notes or satisfaction and discharge of the applicable 2024 Indenture governing the notes, the notice of redemption may be delivered more than 60 calendar days before the date of redemption. If any note is to be redeemed in part only, then the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made). On and after the redemption date, interest will cease to accrue on the applicable series of notes or portions thereof called for redemption as long as the Finco has deposited with the paying agent funds in satisfaction of the applicable redemption price. Any redemption or notice of redemption, other than a notice of redemption delivered pursuant to “—Redemption upon a Tax Event” (which must be irrevocable), may, at the Finco’s and the Guarantor’s discretion, be subject to one or more conditions precedent.

Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless the Finco or a third party has previously or concurrently delivered a redemption notice with respect to all outstanding notes of an applicable series as described under “—Redemption upon a Tax Event” or “—Optional Redemption,” the Finco will be required to make an offer to purchase each Holder’s notes of an applicable series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Finco must send, or cause the Trustee to send, by first class mail (or, in the case of notes represented by global notes, in accordance with the applicable procedures of Euroclear or Clearstream), a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days after the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed and specifying the portion (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s notes that it agrees to sell to the Finco pursuant to the Change of Control Offer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
If a Change of Control Offer is made, there can be no assurance that the Finco and the Guarantor will have available funds sufficient to pay the purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Finco is required to purchase outstanding notes of an applicable series pursuant to a Change of Control Offer, the Finco expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Finco would be able to obtain such financing. In addition, there can be no assurance that the Finco and the Guarantor would be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may in the future prohibit the Change of Control Offer. The failure to consummate a Change of Control Offer would constitute an Event of Default under the 2024 Indentures.
One of the events that constitutes a Change of Control under the 2024 Indentures is the disposition of “all or substantially all” of the Guarantor’s assets. This term has not been interpreted under New York law, which is the governing law of the 2024 Indentures, to represent a specific quantitative test. As a consequence, if Holders of an applicable series of notes assert that the Finco is required to make a Change of Control Offer and the Finco elects to contest such assertion, there is uncertainty as to how a court interpreting New York law would interpret the term. Neither the Board of Directors of either Obligor nor the Trustee may waive the covenant of the Finco to make a Change of Control Offer following a Change of Control Triggering Event. Restrictions in the 2024 Indentures described herein on the ability of the Finco, the Guarantor and their Subsidiaries to incur additional secured Indebtedness and to grant Liens on the property of the Guarantor and its Restricted Subsidiaries may also make more difficult or discourage a takeover of the Finco or the Guarantor, whether favored or opposed by the management, member or stockholders of the Finco and the Guarantor, as applicable. There can be no assurance that the Finco and the Guarantor or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Finco, the Guarantor or any of their Subsidiaries by their respective management. However, the 2024 Indentures may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, amalgamation, restructuring, merger or similar transaction.
The Finco will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2024 Indentures applicable to a Change of Control Offer made by the Finco and purchases all notes validly tendered and not withdrawn under such

Change of Control Offer. The Finco (or a third party) may make a Change of Control Offer in advance of, and conditioned upon, any Change of Control Triggering Event.
The Finco and the Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of an applicable series of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 2024 Indentures, the Finco and the Guarantor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the 2024 Indentures by virtue thereof.
Issuance in Euro
Initial Holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of any series of notes, will be payable in euro. If, on or after the date of the applicable prospectus supplement, the euro is unavailable to the Finco and the Guarantor due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of any series of notes will be made in U.S. dollars until the euro is again available to the Finco and the Guarantor or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of any series of notes so made in U.S. dollars will not constitute an event of default under the notes of such series or the applicable 2024 Indenture governing the notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.
Additional Amounts
All payments made by the Finco and the Guarantor under or with respect to the notes will be made free and clear of, and without withholding or deduction for or on account of, any Tax, unless the withholding or deduction of such Tax is then required by law. If any deduction or withholding by any applicable withholding agent for or on account of any Taxes imposed or levied by or on behalf of the United States or a taxing authority of or in the United States (a “Tax Jurisdiction”) will at any time be required to be made in respect of any payments made by the Finco and the Guarantor under or with respect to the notes, including payments of principal, redemption price, purchase price, interest or premium, then the Finco and the Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the notes that is not a U.S. Person (as defined below) after such withholding, deduction or imposition (including any such withholding, deduction or imposition in respect of any such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
1.    any Taxes, to the extent such Taxes would not have been imposed but for the Holder of a note (or the beneficial owner for whose benefit such Holder holds such note) or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    having a current or former connection with the relevant Tax Jurisdiction (other than a connection arising solely from the ownership or disposition of such note, the enforcement of rights under such note or the receipt of any payments in respect of such note), including being or having been a citizen or resident of such Tax Jurisdiction, being or having engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction; or
(b)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a corporation that has accumulated earnings to avoid U.S. federal income tax, or a private foundation or other tax-exempt organization;
2.    any Holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
3.    any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
4.    any Taxes, to the extent such Taxes were imposed as a result of the presentation of a note for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder or beneficial owner would otherwise have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);
5.    any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the notes;
6.    any U.S. federal withholding tax imposed as a result of the beneficial owner:
(a)    being a controlled foreign corporation for U.S. federal income tax purposes related to the Finco and the Guarantor;
(b)    being or having been a “10-percent shareholder” of the Guarantor or the Finco as defined in Section 871(h)(3) of the Code; or
(c)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
7.    any estate, inheritance, gift, sales, transfer, excise, wealth, capital gains, personal property or similar Taxes;
8.    any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of notes to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;
9.    any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the date of the applicable 2024 Indenture (or any amended or successor version that is substantively comparable), any regulations promulgated thereunder or any other official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the date of the applicable 2024 Indenture (or any amended or successor version described above)

or any intergovernmental agreements (and any related law, regulation or official administrative guidance) implementing the foregoing; or
10.    any combination of items (1) through (9) above.
Except as specifically provided under this heading “Additional Amounts,” the Finco and the Guarantor will not be required to make any payment for any Tax.
If the Finco and the Guarantor become aware that they will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes, the Finco and the Guarantor will deliver to the Trustee and paying agent promptly prior to the date of that payment an officers’ certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and paying agent shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary.
The Finco or the Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Finco and the Guarantor will use their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.
The Finco and the Guarantor will furnish to the Trustee upon reasonable written request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Finco and the Guarantor, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other reasonable evidence of payments by such entity.
Whenever in the 2024 Indentures or in this description there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of the applicable 2024 Indenture, any transfer by a Holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any successor Person to the Finco and the Guarantor.
As used under this heading “Additional Amounts” and under the heading “Redemption upon a Tax Event,” the term “United States” means the United States of America, any state thereof and the District of Columbia, and the term “U.S. Person” means any person that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Redemption upon a Tax Event
The Finco may redeem the notes of any series, in whole but not in part, at its option, at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders of the notes of the applicable series and the Trustee (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (“Tax Event Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date and Additional Amounts (if any) in respect thereof), if, on the next date on which any amount would be payable in respect of the notes of the applicable series, the Finco is or, based upon an opinion of independent tax counsel of recognized standing in the relevant Tax Jurisdiction, would be required to pay Additional Amounts in respect of the notes of the applicable series and cannot avoid such payment obligation by taking reasonable measures available to the Finco, and such requirement arises as a result of:
1.    any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the Issue Date; or
2.    any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which amendment or change is announced and becomes effective after the Issue Date.
The Finco will not give any such notice of redemption of the applicable series of notes earlier than 60 days prior to the earliest date on which the Finco would be obligated to pay Additional Amounts if a payment in respect of the notes of the applicable series was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Before the Finco publishes or delivers a notice of redemption in respect of a Tax Event Redemption Date as described above, the Finco and the Guarantor will deliver to the Trustee an officers’ certificate to the effect that the Finco cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and, if required, the opinion of independent tax counsel described above. Any notice of redemption shall otherwise be given pursuant to the procedures described under “—Optional Redemption.” The Trustee shall accept, and will be entitled to conclusively rely on, such an opinion of counsel and such officers’ certificate as sufficient evidence of the existence and satisfaction of the conditions precedent described in clause (1) or (2) above, as applicable, and upon delivery of such opinion of counsel and officers’ certificate to the Trustee, the Finco will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the Holders of the notes of the applicable series.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Finco and the Guarantor are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Finco may be required to offer to purchase the notes as described under “—Change of Control Triggering Event.” We may at any time and from time to time purchase notes of any series in the open market or otherwise (including pursuant to cash-settled swaps or derivatives), subject to compliance with applicable securities laws.
Holding Company Structure
Equinix, Inc. is a holding company for its Subsidiaries. Substantially all of Equinix, Inc.’s operations are conducted through its Subsidiaries and Equinix, Inc. derives substantially all its revenues from its Subsidiaries, and substantially all of its operating assets are owned by its Subsidiaries. Accordingly, Equinix, Inc. is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations and its obligations under the guarantee of the notes. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Restricted Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from Equinix, Inc. and its Subsidiaries to satisfy the claims of the Holders of the notes.
Guarantee
The notes are fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantee rank equally with all of its other unsecured and unsubordinated indebtedness and are effectively subordinated to all of the other secured indebtedness of Equinix, Inc. and structurally subordinated to all of the liabilities of other Subsidiaries of Equinix, Inc.
Equinix, Inc. has the right, at its option at any time, without the consent of any Holders of any series of notes, to be substituted for, and assume the obligations of, the Finco under the applicable series of notes that is then outstanding if, immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing (other than a Default or Event of Default that would be cured by such substitution); provided that Equinix, Inc. executes a supplemental indenture in which it agrees to be bound by the terms of the applicable series of notes and the applicable 2024 Indenture. In the case of such a substitution and assumption by Equinix, Inc. (an “Equinix Substitution”), (i) the Finco will be relieved of any further obligations under the assumed notes of the applicable series and the applicable 2024 Indenture, (ii) Equinix, Inc. will be released from all obligations under the guarantee and will instead become the primary (and sole) obligor under such notes and the related 2024 Indenture provisions and (iii) bankruptcy and certain other events affecting the Finco but not Equinix, Inc. will no longer be Events of Default. For the avoidance of doubt, other than the conditions in this paragraph, nothing in the 2024 Indentures shall prevent an Equinix Substitution. Following such Equinix Substitution, references in the applicable prospectus, any applicable prospectus supplement and in the 2024 Indentures to the Finco shall be deemed to instead refer to Equinix, Inc. with respect to the applicable series of notes to which such Equinix Substitution applied.
Certain Covenants
The 2024 Indentures contain, among others, the following covenants:
Limitation on liens. The Finco and the Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries of the Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Guarantor or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
1.    in the case of Liens securing Subordinated Indebtedness, the notes or the guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
2.    in all other cases, the notes are equally and ratably secured, except for:
(a)    Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
(b)    Liens securing the Obligations of the Finco and the Guarantor and the Obligations of the Restricted Subsidiaries of the Guarantor under any hedge facility permitted under the 2024 Indentures to be entered into by the Finco and the Guarantor and the Restricted Subsidiaries of the Guarantor;
(c)    Liens securing the notes or the Guarantor’s guarantee thereof;
(d)    Liens in favor of the Finco and the Guarantor or a Wholly Owned Restricted Subsidiary of the Guarantor on assets of any Restricted Subsidiary of the Guarantor; and
(e)    Permitted Liens.
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, whether payable in cash or in kind, accretion or amortization of original issue discount, imputed interest, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital

Stock in the form of additional shares of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Limitation on Sale and Leaseback Transactions. The Finco and the Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:
1.    the Sale and Leaseback Transaction is solely with the Finco, the Guarantor or a Restricted Subsidiary;
2.    the lease is for a period not in excess of 36 months (or which may be terminated by either Obligor or any of its Subsidiaries within a period of not more than 36 months);
3.    the Finco and the Guarantor would be able to incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the second enumerated item of the “Limitation on liens” subsection described above (other than in reliance on clause (20) of the definition of “Permitted Liens”); or
4.    the Finco, the Guarantor or such Restricted Subsidiary within 365 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such property to (i) the redemption of notes, other Indebtedness of the Finco ranking on a parity with the notes in right of payment or Indebtedness of the Finco, the Guarantor or a Restricted Subsidiary or (ii) the purchase of other property; provided that, in lieu of applying such amount to the retirement of Pari Passu Indebtedness, the Finco may deliver notes to the Trustee for cancellation; such notes to be credited at the cost thereof to the Finco.
Consolidation, merger and sale of assets. Neither the Finco nor the Guarantor will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Guarantor to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Finco or the Guarantor’s assets (determined on a consolidated basis for the Guarantor and the Guarantor’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:
1.    in the case of the Finco, the Finco shall be the surviving or continuing Person, or the Person (if other than the Finco) formed by such consolidation or into which the Finco is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Finco substantially as an entirety (the “Issuer Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on all of the notes and the performance of every covenant of each respective series of notes and applicable 2024 Indenture on the part of the Finco to be performed or observed;
2.    in the case of the Guarantor, the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Guarantor and of the Guarantor’s Restricted Subsidiaries substantially as an entirety (the “Guarantor Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the performance of the guarantee and every covenant of each respective series of notes and applicable 2024 Indenture on the part of the Guarantor to be performed or observed;
3.    immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B) and clause (2)(B) above, no Default or Event of Default shall have occurred or be continuing; and
4.    the Finco, or the Finco Surviving Entity and the Guarantor, or the Guarantor Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the applicable 2024 Indenture and that all conditions precedent in the applicable 2024 Indenture relating to such transaction have been satisfied.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Guarantor, in a single or a series of related transactions, which properties and assets, if held by the Guarantor instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.
Notwithstanding the foregoing clauses 1, 2 and 3, but subject to the proviso in clause 1(A) and clause 2(A), the Finco and the Guarantor may merge with (a) any of the Guarantor’s Wholly Owned Restricted Subsidiaries, (b) in the case of the Finco, the Guarantor, or (c) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Finco or the Guarantor in another jurisdiction.
Each 2024 Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Finco or the Guarantor in accordance with the foregoing in which the Finco or the Guarantor is not the continuing Person, the successor Person formed by such consolidation or into which the Finco or the Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Finco and the Guarantor under the applicable 2024 Indenture and the applicable series of notes with the same effect as if such surviving entity had been named as such and all financial information and reports required by the 2024 Indentures shall be provided by and for such surviving entity.
For the avoidance of doubt, following an Equinix Substitution, this covenant shall cease to apply to the Finco. Nothing in this covenant shall prevent the Guarantor from consummating an Equinix Substitution or prevent the Guarantor or any Restricted Subsidiary from consummating the Guarantor Conversion.
Reports to Holders. Whether or not the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor must provide the Trustee and, upon request, to any Holder of the notes within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Day after the end of the time periods specified in those sections with:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Guarantor were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Guarantor’s certified independent accountants, and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Guarantor were required to file such reports;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Guarantor’s website within the applicable time period.
In addition, whether or not required by the SEC, the Guarantor will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Guarantor will make the information and reports available to securities analysts and prospective investors upon request. If the Guarantor had any Unrestricted Subsidiaries during the relevant period, the Guarantor will also provide to the Trustee and, upon request, to any Holder of the notes, information sufficient to ascertain the financial condition and results of operations of the Guarantor and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.
Notwithstanding anything to the contrary herein, the Finco and the Guarantor will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default” until 90 days after the date any report hereunder is due to be delivered to the Trustee.
Compliance Certificate
For as long as any debt securities of a series are outstanding, the Finco and the Guarantor must deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Finco and the Guarantor and the Subsidiaries subsidiaries of the Finco and the Guarantor during the preceding fiscal year has been made under the supervision of the signing officer of the Finco and the Guarantor with a view to determining whether each has kept, observed, performed and fulfilled its obligations under the 2024 Base Indenture. The signing Officers must certify that to the best of their knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in the 2024 Base Indenture and is not in default in the performance or observance of any of its terms, provisions and conditions (or, if a Default or Event of Default has occurred, describe all such Defaults or Events of Default of which they may have knowledge and what action the Finco and the Guarantor are taking or propose to take with respect thereto).
The Trustee
Each 2024 Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the applicable 2024 Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
The 2024 Indentures and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Finco or the Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.
Book-Entry System and Form of Notes
The notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.
Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.
Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the Common Depositary as the Holder of the global securities. The Trustee, the paying agent and we will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the global securities for all purposes. Accordingly, the Trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial Holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered Holder of the notes will be a nominee of the Common Depositary.
Same Day Settlement and Payment
The underwriters will make settlement for the notes in immediately available funds. The Finco will make all payments of principal and interest in respect of the notes in immediately available funds.  It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear Holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America. We expect that secondary trading in certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Events of Default
The following events are defined in each 2024 Indenture as “Events of Default”:
(1)    the failure to pay interest on any notes of the applicable series when the same becomes due and payable and the default continues for a period of 30 days;

(2)    the failure to pay the principal on any notes of the applicable series, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase the notes tendered pursuant to a Change of Control Offer) on the date specified for such payment in the applicable offer to purchase;
(3)    a default in the observance or performance of any other covenant or agreement contained in the applicable 2024 Indenture which default continues for a period of 60 days after the Finco and the Guarantor receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes of the applicable series (except in the case of a default with respect to the “Consolidation, merger and sale of assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
(4)    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Finco, the Guarantor or any Restricted Subsidiary of the Guarantor, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Finco, the Guarantor or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $500.0 million or more at any time;
(5)    certain events of bankruptcy affecting the Finco, the Guarantor or any of its Material Subsidiaries; or
(6) the Guarantor’s guarantee ceases to be in full force and effect, other than in accordance with the terms of the applicable 2024 Indenture, or the Guarantor denies or disaffirms in writing its obligations under its guarantee of the applicable series of notes, other than in accordance with the terms thereof or upon release of its guarantee of the applicable series of notes in accordance with the applicable 2024 Indenture.
If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Finco or the Guarantor) shall occur and be continuing with respect to a series of notes, the Trustee or the Holders of at least 25% in principal amount of outstanding notes of such series may declare the principal of and accrued interest on all the notes of such series to be due and payable by notice in writing to the Finco and the Guarantor and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
If an Event of Default specified in clause (5) above with respect to the Finco or the Guarantor occurs and is continuing with respect to a series of notes, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Each 2024 Indenture provides that, at any time after a declaration of acceleration with respect to the applicable series of notes as described in the preceding paragraphs, the Holders of a majority in principal amount of such notes may rescind and cancel such declaration and its consequences:
1.    if the rescission would not conflict with any judgment or decree;
2.    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

3.    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
4.    if the Finco has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
5.    in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The Holders of a majority in principal amount of any series of notes may waive any existing Default or Event of Default under the applicable 2024 Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes of such series.
Holders of a series of notes may not enforce the applicable 2024 Indenture or the notes except as provided in the applicable 2024 Indenture and under the Trust Indenture Act. Subject to the provisions of the 2024 Indentures relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the 2024 Indentures at the request, order or direction of any of the Holders, unless such Holders have offered, and if requested, provide to the Trustee indemnity satisfactory to the Trustee. Subject to all provisions of the applicable 2024 Indenture and applicable law, the Holders of a majority in aggregate principal amount of a then outstanding series of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Under the 2024 Indentures, the Finco and the Guarantor are required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.
Modification of the 2024 Indentures
Except as provided in the next two succeeding paragraphs, the Finco, the Guarantor and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the notes of a series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such notes) may amend the applicable 2024 Indenture or the notes of such series and the Holders of at least a majority in aggregate principal amount of the notes of a series outstanding may waive any past default or compliance with any provisions of the applicable 2024 Indenture or the notes of such series.
Without the consent of each Holder of an outstanding note of a series, no amendment or waiver may:
1.    reduce the principal amount, or extend the fixed maturity, of the notes of such series, alter or waive the redemption provisions of the notes of such series;
2.    change the currency in which principal, any premium or interest is paid;
3.    reduce the percentage in principal amount outstanding of the notes of such series which must consent to an amendment, supplement or waiver or consent to take any action;
4.    impair the right to institute suit for the enforcement of any payment on the notes of such series or any guarantee;
5.    waive a payment default with respect to the notes of such series or any guarantor;

6.    reduce the interest rate or extend the time for payment of interest on the notes of such series;
7.    adversely affect the ranking of the notes of such series;
8.    release the Guarantor from any of its obligations under its guarantee or the applicable 2024 Indenture, except in compliance with the terms of such Indenture; or
9.    after the Finco’s obligation to purchase notes of such series arises thereunder, amend, change or modify in any material respect the obligation of the Finco to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.
Each 2024 Indenture and the notes of the applicable series may be amended by the Finco, the Guarantor and the Trustee without the consent of any Holder of the notes of such series to:
1.    cure any ambiguity, defect or inconsistency;
2.    provide for the assumption by an Issuer Surviving Entity of the obligations of the Finco under the applicable 2024 Indenture and/or the assumption by a Guarantor Surviving Entity of the obligations of the Guarantor under such Indenture;
3.    provide for uncertificated notes in addition to or in place of certificated notes of such series;
4.    add additional guarantees with respect to the notes of such series or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by the applicable 2024 Indenture;
5.    secure the notes of such series, add to the covenants of the Finco and the Guarantor for the benefit of the Holders of the notes of such series or surrender any right or power conferred upon the Finco and the Guarantor;
6.    make any change that does not adversely affect the rights of any Holder of the notes of such series;
7.    comply with any requirement of the SEC in connection with the qualification of the applicable 2024 Indenture under the Trust Indenture Act;
8.    provide for the issuance of Additional Notes in accordance with the applicable 2024 Indenture;
9.    evidence and provide for the acceptance of appointment by a successor Trustee;
10.    conform the text of the applicable 2024 Indenture or the notes of such series to any provision of the section entitled “Description of Notes” in the applicable prospectus supplement the extent that such provision in such section was intended to be a recitation of a provision of such Indenture or such notes;
11.    make any amendment to the provisions of the applicable 2024 Indenture relating to the transfer and legending of the notes of such series as permitted by such Indenture, including, without limitation to facilitate the issuance and administration of the notes of such series; provided that (i) compliance with the applicable 2024 Indenture as so amended would not result in the notes of such series being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the notes of such series; or

12. to evidence the substitution of the Guarantor for the Finco and the assumption by the Guarantor of the rights, powers, covenants, agreements and obligations of the Finco pursuant to the relevant provisions in the applicable 2024 Indenture.
The consent of the Holders of the notes of an applicable series is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Finco and the Guarantor, as such, shall have any liability for any obligations of the Finco and the Guarantor under the notes or under the 2024 Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liabilities. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under federal securities law, and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Finco may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes of any series (“Legal Defeasance”). Such Legal Defeasance means that the Finco shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes of the applicable series, except for:
1.    the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes of the applicable series when such payments are due;
2.    the Finco’s obligations with respect to the applicable series of notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;
3.    the rights, powers, trust, duties and immunities of the Trustee, the Finco and the Guarantor’ obligations in connection therewith; and
4.    the Legal Defeasance provisions of the applicable 2024 Indenture.
In addition, the Finco may, at its option and at any time, elect to have the obligations of the Finco and the Guarantor released with respect to certain covenants that are described in any 2024 Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes of the applicable series.
In order to exercise either Legal Defeasance or Covenant Defeasance:
1.    the Finco or the Guarantor must irrevocably deposit with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), for the benefit of the Holders, cash in euro (or U.S. dollars as described under “—Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

2.    in the case of Legal Defeasance, the Finco and the Guarantor shall have delivered to the Trustee an opinion of counsel in the United States in form reasonably acceptable to the Trustee confirming that:
(a)    the Finco and the Guarantor have received from, or there has been published by, the Internal Revenue Service a ruling; or
(b)    since the date of the applicable 2024 Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, beneficial owners of the notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
3.    in the case of Covenant Defeasance, the Finco and the Guarantor shall have delivered to the Trustee an opinion of counsel in the United States in form reasonably acceptable to the Trustee confirming that beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
4.    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);
5.    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the applicable 2024 Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Finco, the Guarantor or a Restricted Subsidiary of the Guarantor is a party or by which the Finco, the Guarantor or a Restricted Subsidiary of the Guarantor is bound;
6.    the Finco and the Guarantor shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Finco or the Guarantor, as applicable, with the intent of preferring the Holders over any other creditors of the Finco or the Guarantor, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Finco, the Guarantor or others;
7.    the Finco and the Guarantor shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;
8.    the Finco and the Guarantor shall have delivered to the Trustee an opinion of counsel stating that assuming no intervening bankruptcy of the Finco between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Finco or the Guarantor, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
9.    certain other customary conditions precedent are satisfied.
Notwithstanding the foregoing, the opinion of counsel required by clause 2 above with respect to a Legal Defeasance need not be delivered if all notes of the applicable series not theretofore delivered to the

Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Finco.
Satisfaction and Discharge
A 2024 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes of the applicable series, as expressly provided for in such 2024 Indenture) as to all outstanding notes of such series when:
1.    either:
(a)    all notes of the applicable series theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Finco and thereafter repaid to the Finco or discharged from such trust) have been delivered to the Trustee for cancellation; or
(b)    all notes of the applicable series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Finco, and the Finco or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), funds in an amount in cash in euro (or U.S. dollars as described under “—Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the applicable series of notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Finco directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
2.    the Finco or the Guarantor has paid all other sums payable under such 2024 Indenture by it with respect to the applicable series of notes; and
3.    the Finco and the Guarantor have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under such 2024 Indenture relating to the satisfaction and discharge of such 2024 Indenture have been complied with.
Governing Law
The 2024 Indentures provide that the 2024 Indentures, the notes and the guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the 2024 Indentures. Reference is made to the 2024 Indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Guarantor or at the time it merges or consolidates with or into the Guarantor or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Guarantor or such acquisition, merger or consolidation.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Asset Acquisition” means (1) an investment by the Guarantor or any Restricted Subsidiary of the Guarantor in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or any Restricted Subsidiary of the Guarantor, or shall be merged with or into the Guarantor or any Restricted Subsidiary of the Guarantor, or (2) the acquisition by the Guarantor or any Restricted Subsidiary of the Guarantor of the assets of any Person (other than a Restricted Subsidiary of the Guarantor) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Authorized Officer” means, when used with respect to the Finco, the Manager, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Finco and when used with respect to the Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Guarantor.
“Authorized Person” means, (i) when used with respect to the Finco, (a) any Authorized Officer of the Finco and (b) any Authorized Officer of the Guarantor designated to act in the name of the Finco pursuant to a Board Resolution of the Finco and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.
“Board of Directors” means, as to any Person, (i) the board of directors (or similar governing body) or Managers, as applicable, of such Person, (ii) any duly authorized committee of such board, or (iii) any officer, director, or authorized representative of such Person, in each case duly authorized by such board or Managers to act hereunder.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, in the case of the Finco, any Authorized Person thereof) to have been duly adopted by the Board of Directors or the Managers of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York, The City of London or other place of payment on the notes are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (known as the T2 system), or any successor or replacement thereto, operates. If a date otherwise required for any payment in respect of the notes is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no additional interest shall accrue on such payment for the intervening period.

“Capital Stock” means:
1.    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and
2.    with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.
“Cash Equivalents” means:
(a)    debt securities denominated in euro, pounds sterling or U.S. dollars to be issued or directly and fully guaranteed or insured by the government of a Participating Member State, the U.K. or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;
(b)    commercial paper denominated in euro, pounds sterling or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;
(c)    certificates of deposit denominated in euro, pounds sterling or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;
(d)    any cash deposit denominated in euro, pounds sterling or U.S. dollars with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A- by S&P;
(e)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank or financial institution meeting the qualifications specified in clause (d) above; and
(f)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.
“Change of Control” means the occurrence of one or more of the following events:
1.    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Guarantor to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the applicable 2024 Indenture);
2.    the approval by the holders of Capital Stock of the Guarantor of any plan or proposal for the liquidation or dissolution of the Guarantor (whether or not otherwise in compliance with the provisions of the applicable 2024 Indenture); or
3.    any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor.
For the avoidance of doubt, the consummation of the Guarantor Conversion or Equinix Substitution shall not constitute a “Change of Control.”

“Change of Control Triggering Event” means, in each case, the occurrence of both (i) a Change of Control and (ii) a Rating Event.
“Clearstream” means Clearstream Banking, a société anonyme as currently in effect or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Finco, a German government bond whose maturity is closest to the applicable First Par Call Date of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Finco, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Finco.
“Consolidated Depreciation, Amortization and Accretion Expense” means with respect to any Person for any period, the total amount of depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and accretion expense, including the amortization of deferred financing fees or costs of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)    increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:
(1)    provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
(2)    Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus
(3)    Consolidated Depreciation, Amortization and Accretion Expense of such Person for such period to the extent that the same were deducted (and not added back) in computing Consolidated Net Income; plus

(4)    any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering or the incurrence of Indebtedness permitted to be incurred in accordance with the applicable 2024 Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(5)    any other Non-cash Charges, including any provisions, provision increases, write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus
(6)    any costs or expenses incurred by the Guarantor or a Restricted Subsidiary of the Guarantor pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Guarantor or net cash proceeds of an issuance of Equity Interest of the Guarantor (other than Disqualified Capital Stock); plus
(7)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus
(8)    any net loss from disposed or discontinued operations; plus
(9)    any net unrealized loss (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized loss on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus
(10)    any net unrealized loss (after any offset) resulting in such period from (A) currency translation or exchange losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates; plus
(11)    the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); plus
(12)    the amount of any costs and expenses associated with the Guarantor Conversion, including, without limitation, planning and advisory costs related to the foregoing; and
(b)    decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:
(1)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;
(2)    any net gain from disposed or discontinued operations;

(3)    any net unrealized gain (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized gain on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus
(4)    any net unrealized gains (after any offset) resulting in such period from (A) currency translation or exchange gains including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates.
For purposes of this definition, calculations shall be done after giving effect on a pro forma basis for the period of such calculation to:
(1)    the incurrence or repayment of any Indebtedness or the designation or elimination (including by de-designation) of any Designated Revolving Commitments of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment of Indebtedness or designation or elimination (including by de-designation) of Designated Revolving Commitments, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period (and in the case of Designated Revolving Commitments, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred throughout such period); and
(2)    any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)    the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and the amortization or write-off of deferred financing costs, including commitment fees; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; (d) non-cash interest expense (other than non-cash interest on any convertible or exchangeable debt issued by the Guarantor that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes and the application of ASC 470-20 (or related accounting pronouncement(s))); (e)

commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) dividends with respect to Disqualified Capital Stock; (g) dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person; (h) imputed interest with respect to Sale and Leaseback Transactions; and (i) the interest portion of any deferred payment obligation; plus
(2)    the interest component of Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less
(3) interest income for such period.
“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):
(1)    any after tax effect of extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto) or expenses;
(2)    any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations;
(3)    any after tax effect of gains or losses (including all fees and expenses relating thereto) attributable to sale, transfer, license, lease or other disposition of assets or abandonments or the sale, transfer or other disposition of any Equity Interest of any Person other than in the normal course of business;
(4)    the net income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to the Guarantor or to a Restricted Subsidiary of the Guarantor by such Person;
(5)    any after tax effect of income (loss) from the early extinguishment of (1) Indebtedness, (2) obligations under any Currency Agreement or (3) other derivative instruments;
(6)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(7)    any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights;
(8)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument;
(9)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
(10) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets;
(11) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

(12) acquisition-related costs resulting from the application of ASC 805.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or other disposition of assets permitted under the applicable 2024 Indenture (in each case, whether or not non-recurring).
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary of the Guarantor against fluctuations in currency values.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to the Guarantor or any of its Restricted Subsidiaries by any Person other than the Guarantor or any of its Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an officers’ certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Finco and the Guarantor subsequently deliver an officers’ certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments.”
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in each case, on or prior to the final maturity date of the notes.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of the Guarantor (excluding Disqualified Capital Stock), other than:
(a)    public offerings with respect to the Guarantor’s or any direct or indirect parent company’s Common Stock registered on Form S-4 or Form S-8 (or similar forms under non-U.S. law);
(b)    issuances to any Subsidiary of the Guarantor;
(c)    issuances pursuant to the exercise of options or warrants outstanding on the date hereof;
(d)    issuances upon conversion of securities convertible into Common Stock outstanding on the date hereof;
(e)    issuances in connection with an acquisition of property in a transaction entered into on an arm’s-length basis; and
(f)    issuances pursuant to employee stock plans.

“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.
“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.
“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of each Obligor or any duly appointed officer of the Finco and the Guarantor or a Restricted Subsidiary, as applicable, acting reasonably and in good faith and, in respect of any asset or property with a fair market value in excess of $100.0 million, shall be determined by the Board of Directors of each Obligor and shall be evidenced by a Board Resolution of the Board of Directors of each Obligor delivered to the Trustee.
“Finance Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“Four Quarter Period” means the period of four full fiscal quarters for which financial statements are available ending prior to the date of the transaction (the “Transaction Date”) giving rise to the need to make such calculation.
“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of July 11, 2011.
“Guarantor Conversion” means the actions taken by the Guarantor and its Subsidiaries in connection with the Guarantor’s qualification as a REIT, including without limitation, (y) separating from time to time all or a portion of its United States and international businesses into, as defined by the Code, taxable REIT subsidiaries (“TRS”) and/or qualified REIT subsidiaries (“QRS”) (it being understood that any such TRS and/or QRS shall remain Restricted Subsidiaries, as applicable, as prior to the Guarantor Conversion) and (z) amending its charter to impose ownership limitations on the Guarantor’s Capital Stock directly or indirectly by merging into a Wholly Owned Restricted Subsidiary of the Guarantor.
“Indebtedness” means with respect to any Person, without duplication:
(1)    all Obligations of such Person for borrowed money;
(2)    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all Finance Lease Obligations and all Attributable Debt of such Person;
(4)    all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding

(i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
(5)    all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (A) securing Obligations (other than Obligations described in (1)-(4) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (B) that are otherwise cash collateralized;
(6)    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
(7)    all Obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
(8)    all Obligations under Currency Agreements and Interest Swap Obligations of such Person;
(9)    all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(10)    the aggregate amount of Designated Revolving Commitments in effect on such date.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the applicable 2024 Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Finco of such Disqualified Capital Stock.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Rating Agency selected by the Finco as provided in the definition of “Rating Agency.”
“Issue Date” means September 3, 2024 with respect to the September 2033 Euro Notes and November 22, 2024 with respect to the 2031 Euro Notes and the 2034 Euro Notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.
“Manager” means, a person who is named as a manager of a limited liability company in, or designated as a manager of a limited liability company pursuant to, a limited liability company agreement or similar instrument under which the limited liability company is formed.
“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Non-cash Charges” means, with respect to any Person, (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Pari Passu Indebtedness” means any Indebtedness of the Guarantor that ranks pari passu in right of payment with the Guarantor’s guarantee of the applicable series of notes.
“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on December 31, 2003.
“Permitted Liens” means the following types of Liens:
(1)    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Guarantor or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(2)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(3)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(5)    easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries;
(6)    any interest or title of a lessor under any Finance Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);
(7)    Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Guarantor or any Restricted Subsidiary of the Guarantor other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;
(8)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(9)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(10)    Liens securing Interest Swap Obligations;
(11)    Liens securing Indebtedness under Currency Agreements;
(12)    Liens securing Acquired Indebtedness; provided that:
(a)    such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor; and
(b)    such Liens do not extend to or cover any property or assets of the Guarantor or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Guarantor or a Restricted Subsidiary of the Guarantor and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor;
(13)    Liens on assets of a Restricted Subsidiary of the Guarantor;
(14)    leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries;
(15)    banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
(16)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(17)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(18)    Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Guarantor or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;
(19)    [Reserved];
(20)    Liens securing Indebtedness in respect of Sale and Leaseback Transactions;
(21)    [Reserved];
(22)    Liens securing Indebtedness in respect of mortgage financings; and
(23)    Liens with respect to obligations (including Indebtedness) of the Guarantor or any of its Restricted Subsidiaries otherwise permitted under the applicable 2024 Indenture that do not exceed an amount equal to (x) 3.5 times (y) the Consolidated EBITDA of the Guarantor for the Four Quarter Period to and including the most recent fiscal quarter for which financial statements are internally available immediately preceding such date.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Purchase Money Indebtedness” means Indebtedness of the Guarantor and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the applicable series of notes for reasons outside of the Finco and the Guarantor’ control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Finco as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
“Rating Event” means that the notes of an applicable series are downgraded by at least one rating category from the applicable rating of such notes on the first day of the Trigger Period by two of the Rating Agencies and/or cease to be rated by two of the Rating Agencies, in each case, on any date during the Trigger Period; provided that a Rating Event will not be deemed to have occurred unless the rating category of the applicable series of notes is below an Investment Grade Rating by two of the Rating Agencies; provided, further, that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control if each applicable downgrading Rating Agency does not publicly announce or confirm or inform the Trustee in writing at the Finco’s request that the reduction was the result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Rating Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated; provided that in the event that a Rating Agency does not provide a rating of an applicable series of notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of such notes below an Investment Grade Rating by such Rating Agency and a downgrade that results in such notes no longer being rated at the rating category in effect on the first day of the Trigger Period by such Rating Agency, in each case, and shall not be subject to the second proviso in the immediately preceding sentence. The Trustee shall have no obligation to determine whether a Rating Event has occurred.

“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code.
“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Guarantor or a Restricted Subsidiary of any property, whether owned by the Guarantor or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Subordinated Indebtedness” means Indebtedness of the Finco or the Guarantor that is subordinated or junior in right of payment to the notes or the guarantee, respectively.
“Subsidiary,” with respect to any Person, means:
(1)    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or
(2)    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
“Tax” or “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholdings), fees and any charges of a similar nature (including interest, fines, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Trigger Period” means the 60-day period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or the Guarantor’s intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the applicable series of notes are under publicly announced consideration for possible downgrade by any two of the three Rating Agencies); provided that the Trigger Period will terminate with respect to each Rating Agency when such Rating Agency takes action (including affirming its existing ratings) with respect to such Change of Control.
“Unrestricted Subsidiary” of any Person means:
(1)    any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any other Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Guarantor or another Wholly Owned Restricted Subsidiary.